As filed with the Securities and Exchange Commission on October 1, 1999
                                                     Registration No. 333 -____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             SYNOVUS FINANCIAL CORP.
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

 Georgia                                                     58-1134883
 -------                                                    -------------
(State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                            Identification No.)

                                901 Front Avenue
                       Suite 301, Columbus, Georgia 31901
                                 (706) 649-2387
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Kathleen Moates
                Senior Vice President and Deputy General Counsel
                             Synovus Financial Corp.
                                901 Front Avenue
                                    Suite 202
                             Columbus, Georgia 31901
                                 (706) 649-4818
             --------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
       Title of                                      Proposed               Proposed
      each class               Amount                 maximum                maximum               Amount of
  of securities to be           to be                offering               aggregate            registration
      registered             registered           price per share        offering price               fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$1.00 par value              2,339,623<F1>        $17.63<F2>           $41,247,553<F2>          $11,467<F2>

Common Stock Rights          2,339,623              <F3>                   <F3>                   <F3>


<F1>     If, prior to the  completion  of the  distribution  of the Common Stock covered by this registration statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this registration statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416 of the Securities Act of 1933.
<F2>     Determined  pursuant to Rule 457(c)  under the  Securities  Act of 1933 solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the Common Stock of Synovus Financial Corp. on the New York Stock Exchange on September 29, 1999.
<F3>     The Common Stock Rights are attached to and trade with the Common Stock of Synovus Financial Corp. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of Synovus Financial Corp.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.





                               P R O S P E C T U S

                                2,339,623 Shares


                             SYNOVUS FINANCIAL CORP.

                                  Common Stock


                              --------------------


     Certain shareholders of Synovus Financial Corp. are offering 2,339,623 shares of Synovus common stock for sale under this prospectus. These shareholders are referred to as selling shareholders. We will not receive any proceeds from the sale of these shares.

     The selling shareholders acquired their shares of Synovus common stock from us on September 30, 1999 when Wallace & de Mayo, Inc., a company that the selling shareholders owned, merged with a subsidiary of Synovus.

     The selling shareholders may offer their Synovus common stock through public or private transactions, on or off the United States exchanges at either prevailing market prices or privately negotiated prices.

     The Synovus common stock is listed on the New York Stock Exchange under the trading symbol "SNV." On September 30, 1999, the closing price of one share of Synovus common stock on the New York Stock Exchange was $18.69.

     Our principal executive offices are located at One Arsenal Place, 901 Front Avenue, Suite 301, Columbus, Georgia 31091 and our telephone number is (706) 649-2387.

                              --------------------

     Neither the Securities and Exchange Commission, nor any State securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------


         The date of this prospectus is __________, 1999.

                                        1





                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Website at http://www.sec.gov. Reports, proxy statements and other information should also be available for inspection at the offices of the NYSE.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

   (1) Annual  Report on Form 10-K for the year ended  December  31, 1998;
   (2) Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999;
   (3) Current Reports on Form 8-K dated February 26, 1999, March 15, 1999, April 27, 1999 and September 30, 1999;
   (4) The description of Synovus common stock contained in Synovus' Registration Statement on Form 8-A filed with the SEC on August 21, 1989; and
   (5) The description of the shareholder rights plan of Synovus contained in Synovus' Registration Statment on Form 8-A filed with the SEC on April 28, 1999.

     You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address:

                         Director of Investor Relations
                         Synovus Financial Corp.
                         901 Front Avenue, Suite 201
                         Columbus, Georgia 31901
                         (706) 649-5220

     This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-__________). You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have authorized no one to provide you with different information. The selling shareholders will not make an offer of their shares of Synovus common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                        2

                                   THE COMPANY

     Synovus is a multi-financial services company organized under the laws of the state of Georgia. Synovus common stock is traded on the New York Stock Exchange under the trading symbol "SNV." Synovus has 38 banks serving communities throughout Georgia, Alabama, Florida and South Carolina. Synovus owns 80.8% of Total System Services, Inc., an information technology processor of credit, debit, commercial and private label cards. The stock of Total System Services, Inc. is traded on the New York Stock Exchange under the trading symbol "TSS." Synovus also has other non-banking subsidiaries that provide support services and specialized financial services including trust services, brokerage services and mortgage banking services. The principal executive offices of Synovus are located at 901 Front Avenue, Suite 301, Columbus, Georgia 31901 and Synovus' telephone number is (706) 649-2387.

                          FORWARD - LOOKING INFORMATION

     Certain statements included or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those Acts. When used in this prospectus or in information incorporated by reference herein, the words "believes," "expects," "anticipates," "estimates" or "intends," and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or reflected in such statements. Important factors which may affect our future results and could cause those results to differ materially from the results expressed or reflected in the forward-looking statements are identified from time to time in our reports and other filings with the Securities and Exchange Commission.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares of Synovus common stock by the selling shareholders.

                              SELLING SHAREHOLDERS

     On September 30, 1999, we acquired Wallace & de Mayo, Inc. by means of a merger of Wallace & de Mayo, Inc. and a subsidiary of Synovus. The selling shareholders were shareholders of Wallace & de Mayo, Inc. at the time of the merger and received their shares of Synovus common stock as part of the purchase price we paid for Wallace & de Mayo, Inc. in the merger. In connection with this acquisition, we also agreed to register the shares of Synovus common stock received by the former Wallace & de Mayo, Inc. shareholders so that they may resell their shares of Synovus common stock if they so desire. The registration of these shares does not necessarily mean that a particular selling shareholder will sell his shares of Synovus common stock.

     The following table sets forth information with respect to the selling shareholders and the shares beneficially owned by them as of September 30, 1999, that they may offer pursuant to this

                                        3

prospectus.

                            Shares of Common                                Shares of Common       Percentage of Common
                           Stock Beneficially       Shares of Common       Stock Beneficially       Stock Beneficially
        Selling            Owned Prior to the             Stock                Owned Upon               Owned Upon
     Shareholders             Offering<F1>           Offered Hereby      Completion of Offering   Completion of Offering
--------------------      ----------------------    ------------------   ----------------------   ----------------------
Richard T. de Mayo                1,575                 1,169,812                 1,575                      *

Douglas W. Wallace                 -0-                  1,169,811                  -0-                       *
                                --------               ----------               --------
       Totals                     1,575                 2,339,623                 1,575                      *

------------
*Less than one percent


<F1> Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

     Except as noted above, neither of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with Synovus or any of affiliates.

                              PLAN OF DISTRIBUTION

     The selling shareholders and their donees, pledgees and other successors-in-interest may offer their shares of Synovus common stock at various times in one or more of the following transactions:

  . on any of the United States securities exchanges where our stock is listed, including the New York Stock Exchange;
  . in the over-the-counter market;
  . in privately negotiated transactions;
  . in connection  with short sales of shares of Synovus  common stock;
  . by pledge to secure debts and other obligations;
  . in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
  . in a combination of any of the above transactions.

     The selling shareholders may sell their shares of Synovus common stock at any of the following prices:

  . at market prices prevailing at the time of sale;
  . at prices related to such  prevailing  market  prices;
  . at  negotiated prices; or
  . at fixed prices.

     The selling shareholders may use broker-dealers to sell their shares of Synovus common stock. If this happens, broker-dealers may either receive discounts or commissions from the selling shareholders, or they may receive commissions from purchasers of shares of Synovus common

                                        4

stock for whom they acted as agents.

     The selling shareholders and the broker-dealers they use to sell their shares of Synovus common stock may be deemed to be "underwriters" under the Securities Act of 1933 and any commission the broker-dealers receive and any profits they may make in resale of shares of Synovus common stock while acting as principals may be deemed "underwriting discounts or commissions" under that Act. If the broker-dealers purchase shares of Synovus common stock from the selling shareholders for their own accounts as principals, they may make a profit by reselling the shares of Synovus common stock.

     We will pay substantially all of the expenses incident to the registration of the shares of Synovus common stock including all costs incident to the offering and sale of the shares by the selling shareholders to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Synovus has agreed to keep the registration statement of which this prospectus is a part effective until the earlier of September 30, 2001 or such time as the selling shareholders no longer hold shares of Synovus common stock covered by this prospectus.

                                  LEGAL MATTERS

     Kathleen Moates, Senior Vice President and Deputy General Counsel of Synovus, will issue an opinion about the legality of the shares of Synovus common stock being offered by this prospectus.

                                     EXPERTS

     The audited consolidated financial statements of our company included in our Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this prospectus have been audited by KPMG LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.



                                        5



                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.  Other Expenses of Issuance and Distribution.

Registration fee to the Securities
  and Exchange Commission                                            $11,467
Accounting fees and expenses                                         $ 1,000
Legal fees and expenses                                              $ 1,000
Miscellaneous expenses                                               $   500
                                                                    --------
           Total                                                     $13,967

     The foregoing items, except for the SEC registration fee, are estimated. The Registrant has agreed to bear all expenses (other than selling commissions) in connection with the registration and sale of the shares.

Item 15.  Indemnification of Directors and Officers.

     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the Georgia Business Corporation Code for which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code, a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Georgia Business Corporation Code or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

     Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

     Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the Georgia Business Corporation Code. Section 14-2-857 of the Georgia Business Corporation Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

     In accordance with Article VIII of Synovus' Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of Synovus shall be indemnified and held harmless by Synovus from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefits plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of Synovus; (b) because he or she or is or was serving at the request of Synovus as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

     Pursuant to Article VIII of the Bylaws of Synovus, reasonable expenses incurred in any proceeding shall be paid by Synovus in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Synovus, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

     The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and Synovus has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

     Synovus carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of Synovus for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 16.  Exhibits.

4.1 Articles of Incorporation of Synovus., as amended, incorporated by reference to Exhibit 4(a) of Synovus' Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

4.2 Bylaws, as amended, of Synovus, incorporated by reference to Exhibit 4(a) of Synovus' Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 23, 1999 (File No. 333-72827).

4.3 Form of Rights Agreement incorporated by reference to Exhibit 4.1 of Synovus' Registration Statement on Form 8-A dated April 28, 1999, filed with the Securities and Exchange Commission on April 28, 1999, pursuant to Section 12 of the Exchange Act.

5 Legal opinion of Kathleen Moates, Deputy General Counsel of Synovus, as to the legality of the securities being registered.

23.1     Consent of KPMG LLP.

23.2 Consent of Kathleen Moates, Deputy General Counsel of Synovus, is contained in her opinion filed as Exhibit 5 hereto.

24       Power of Attorney (see signature page to this Registration Statement).

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










acq\wallace\s3-wpd

                                      II-5
                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 1st day of October, 1999.


                                           SYNOVUS FINANCIAL CORP.
                                           (Registrant)

                                           By:/s/James H. Blanchard
                                              --------------------------
                                              James H. Blanchard,
                                              Chairman of the Board and
                                              Principal Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen
L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/William B. Turner                                   Date: October 1, 1999
------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee


/s/James H. Blanchard                                  Date: October 1, 1999
----------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer


/s/James D. Yancey                                     Date: October 1, 1999
------------------------------------------
James D. Yancey,
President and Director


/s/Richard E. Anthony                                  Date: October 1, 1999
------------------------------------------
Richard E. Anthony,
Vice Chairman of the Board


/s/Walter M. Deriso, Jr.                               Date: October 1, 1999
------------------------------------------
Walter M. Deriso, Jr.,
Vice Chairman of the Board


/s/Thomas J. Prescott                                  Date: October 1, 1999
------------------------------------------
Thomas J. Prescott,
Executive Vice President, Treasurer,
Principal Accounting and Financial Officer


------------------------------------------             Date:
Joe E. Beverly,
Director


/s/Richard Y. Bradley                                  Date: October 1, 1999
------------------------------------------
Richard Y. Bradley,
Director


------------------------------------------             Date:
C. Edward Floyd,
Director


/s/Gardiner W. Garrard, Jr.                            Date: October 1, 1999
-----------------------------------------
Gardiner W. Garrard, Jr.,
Director


------------------------------------------             Date:
V. Nathaniel Hansford,
Director


/s/John P. Illges, III                                 Date: October 1, 1999
---------------------------------------------
John P. Illges, III,
Director


/s/Mason H. Lampton                                    Date: October 1, 1999
-----------------------------------------
Mason H. Lampton,
Director


------------------------------------------             Date:
Elizabeth C. Ogie,
Director


/s/H. Lynn Page                                        Date: October 1, 1999
------------------------------------------
H. Lynn Page,
Director


------------------------------------------             Date:
Robert V. Royall, Jr.,
Director


------------------------------------------             Date:
Melvin T. Stith,
Director


                                  Exhibit Index
Number   Description
------   ------------

4.1 Articles of Incorporation of Synovus., as amended, incorporated by reference to Exhibit 4(a) of Synovus' Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

4.2 Bylaws, as amended, of Synovus, incorporated by reference to Exhibit 4(a) of Synovus' Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 23, 1999 (File No. 333-72827).

4.3 Form of Rights Agreement incorporated by reference to Exhibit 4.1 of Synovus' Registration Statement on Form 8-A dated April 28, 1999, filed with the Securities and Exchange Commission on April 28, 1999, pursuant to Section 12 of the Exchange Act.

5 Legal opinion of Kathleen Moates, Deputy General Counsel of Synovus, as to the legality of the securities being registered.

23.1     Consent of KPMG LLP.

23.2 Consent of Kathleen Moates, Deputy General Counsel of Synovus, is contained in her opinion filed as Exhibit 5 hereto.

24       Power of Attorney (see signature page to this Registration Statement).